Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Brian J. Roney Chief Financial Officer (248) 358-1171	Leslie Loyet General Inquiries (312) 640-6672	Tim Grace Media Inquiries (312) 640-6667

FOR IMMEDIATE RELEASE
WEDNESDAY, NOVEMBER 29, 2006

NORTH POINTE HOLDINGS CORPORATION ANNOUNCES DEPARTURE OF CHIEF ACCOUNTING OFFICER

SOUTHFIELD, MI – November 29, 2006 – North Pointe Holdings Corporation (NASDAQ: NPTE) today announced that Harold J. Meloche, chief accounting officer, has resigned to pursue other opportunities. He will remain in his current role through December 15, 2006, to assist in an orderly transition of his responsibilities to John H. Berry, current treasurer and former chief financial officer of the company.

“Harold has been an integral part of the financial team here at North Pointe assisting in our public company transition and we deeply appreciate his dedication and contributions through the years and wish him all the best in his future endeavors,” said James G. Petcoff, chief executive officer.

About the Company

North Pointe is a property and casualty insurance holding company whose subsidiaries market both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.

For more information about North Pointe Holdings Corporation, please visit www.npte.com.